Exhibit 77(q)(1)

Exhibits

(a)(1)   Amendment No. 2 dated January 31, 2008 to the Agreement and Declaration of Trust for Senior Income Fund dated December 15, 2000 – Filed as an exhibit to the Registrant’s Registration Statement under the 1940 Act on Form N-2 (File No. 811-10223) and under the Securities Act of 1933 (the “1933 Act”) on Form N-2 (333-150236) filed on April 14, 2008 and incorporated herein by reference.